CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                ----------------

We consent to the incorporation by reference in the Registration Statement of Community Bank System, Inc. on Form S-8 of our report dated January 26, 1996 on our audits of the consolidated financial statements of Community Bank System, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Annual Report on Form 10-K.






COOPERS & LYBRAND L.L.P.
Syracuse, New York
November 26, 1996